UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2007

ASKMENOW, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49971	71-087-6958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Executive Park, Suite 250, Irvine, CA 92614

(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (949) 861-2590

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

Beginning on February 28, 2007, AskMeNow, Inc. (the “Company”) commenced a bridge loan offering (the “Bridge Loan”) of up to a maximum of $3,000,000 principal amount of 12% senior promissory notes (“Notes”), due and payable 90 days from the date of issuance unless extended by the Company for up to an additional 90 days. Pursuant to the terms of the offering, the Company will issue warrants to purchase 4 shares of its common stock, par value $.01 per share (“Common Stock”), at $.50 per share, for every $1.00 principal amount of Notes issued, or an aggregate of 12,000,000 shares of Common Stock if the full $3,000,000 is raised.

As of April 27, 2007, the Company had received $2,675,000 in subscriptions for which the Company issued warrants to purchase an aggregate 10,700,000 shares of Common Stock. Upon completion of the Bridge Loan, the aggregate net proceeds will be used for working capital.

The placement agent assisting in the Bridge Loan will be entitled to receive warrants to purchase up to 10% of the shares of Common Stock of the Company issuable upon exercise of the warrants issued to investors in the Bridge Loan, on the same terms as such investor warrants, up to a maximum of 1,200,000 warrants. The placement agent is entitled to receive warrants to purchase an additional 1,200,000 shares, if the entire $3,000,000 Bridge Loan is completed, exercisable at $.01 per share.

The Company claimed exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in reliance upon the representations and warranties of the investors set forth in their subscription agreements.

The terms of the bridge Loan require the Company to register all of the underlying shares of Common Stock in a registration statement filed with the Securities and Exchange Commission within 100 days following the final closing date of the Bridge Loan. The securities sold in the Bridge Loan have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K updates certain information describing the Bridge Loan previously disclosed in the Company’s Form 10-KSB, as filed with the Securities and Exchange Commission on April 17, 2007.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1 Form of Note Purchase and Warrant Agreement

4.2 Form of Promissory Note

4.3 Form of Common Stock Purchase Warrant

4.4 Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASKMENOW, INC.

Dated: April 30, 2007	By:	/s/ Darryl Cohen
Darryl Cohen
Chief Executive Officer